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                                                                     EXHIBIT 4.3

                                 PROMISSORY NOTE

$2,000,000.00                                           Sherman Oaks, California
                                                               December __, 2002

         FOR VALUE RECEIVED, Case Financial, Inc., a Delaware corporation ("MAKER"), promises to pay, in lawful money of the United States of America, to the order of I.F. Propco Holdings (Ontario) 32 Ltd., an Ontario corporation, or assignee ("HOLDER"), at P.O. Box 487, 83 Campbellville, Ontario L0P 1B0, Canada, or at such other place as Holder shall from time to time direct, the principal amount of Two Million and 00/100 Dollars ($2,000,000.00) (the "PRINCIPAL"), together with accrued interest on the unpaid Principal (the "INTEREST"), as it exists from time to time, at the rate of twelve percent (12%) per annum (the "INTEREST RATE"), calculated from the date hereof until paid in full in accordance with the following terms and conditions:

         1. MATURITY. The entire unpaid Principal, together with accrued and unpaid Interest, if any, and all other charges due hereunder, if any, shall be due and payable, unless sooner paid, on the fourth (4th) anniversary of the date of this Note; provided, however, upon the written agreement of Maker and Holder, such due date may be extended by up to one (1) year (as applicable, the "MATURITY DATE").

         2. PAYMENTS. The initial payment of all accrued and unpaid Interest shall be due and payable on or before April 1, 2003, and thereafter, all accrued and unpaid Interest shall be due and payable monthly on or before the first business day of each calendar month. All unpaid Principal and accrued and unpaid Interest shall be due and payable on the Maturity Date.

         3. MANNER OF PAYMENTS. Principal and Interest, and all other charges due hereunder, if any, shall be payable in lawful money of the United States of America at the office of Holder set forth above, or at such other place as Holder from time to time may designate in writing, without deduction or setoff.

         4. PREPAYMENT. Upon the written consent of Holder, Principal may be prepaid, in full or in part, at any time and from time to time, without premium or penalty; provided, however, all accrued and unpaid Interest must be concurrently paid at the time of such prepayment of Principal.

         5. DEFAULT. Maker shall be in default under this Promissory Note upon the occurrence of any of the following events (each, a "DEFAULT"):

                  (a) Maker fails to make any payment of Principal or Interest when due, or fails to perform any of the terms, conditions or obligations hereunder, and such failure continues for a period of fifteen (15) calendar days after receipt by Maker from Holder of written notice thereof; provided, however, if Maker fails to make any payment of Principal or Interest when due more than five (5) times prior to the fourth (4th) anniversary of the date of this Promissory Note, or more than six (6) times prior to the fifth (5th) anniversary


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of the date of this Promissory Note if the Maturity Date is extended pursuant to the terms of Section 1 hereof, then such failure shall immediately thereafter be a Default and Holder shall have no obligation to provide written note of such failure and Maker shall have no right or ability to cure such failure;

                  (b) Maker shall file or have filed against it, voluntarily or involuntarily, a petition under the United States Bankruptcy Code, or shall procure or suffer the appointment of a receiver for any portion of its properties or assets, or shall make an assignment for benefit of its creditors, provided same is not cured within thirty (30) calendar days of such event occurring; or

                  (c) Maker ceases operations, is dissolved, merges or otherwise consolidates into another entity, or terminates its existence.

Upon a Default, the entire unpaid Principal, together with accrued and unpaid Interest, and all other charges due hereunder, if any, shall immediately become due and payable and Holder may proceed at once to exercise any or all remedies available to Holder under this Promissory Note or at law or equity. At such time as a judgment is obtained for any amounts owing under this Promissory Note, interest shall continue to accrue on the amount of the judgment at the Interest Rate.

         6. OTHER OBLIGATIONS. Maker agrees to pay all costs of collection if suit be brought. Costs of collection include, without limitation, reasonable attorneys' fees if this Promissory Note is placed in the hands of attorneys for collection (whether or not suit is brought to collect the amount past due), together with all court costs, investigative costs and other expenses incurred in the prosecution of any suit.

         7. REMEDIES CUMULATIVE. All remedies herein given to Holder are cumulative and not alternative, are in addition to all of the same which are available to Holder under all statutes at law or in equity, and may be exercised in any order or simultaneously, at Holder's sole election. Any forbearance or delay by Holder in exercising the same shall not be deemed to be a waiver thereof, and the exercise of any right or partial exercise thereof shall not preclude the further exercise thereof, and the same shall continue in full force and effect until specifically waived by an instrument in writing executed by Holder.

         8. SEVERABILITY. If any provision of this Promissory Note is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Promissory Note shall remain in full force and effect and shall be liberally construed in favor of Holder in order to effect the provisions of this Promissory Note.

         9. WAIVER OF ERRORS. Maker hereby waives and releases all errors, defects and imperfections in any proceedings instituted by Holder under the terms of this Note, as well as all benefit that might accrue to Maker by virtue of any present or future laws providing for any stay of execution to be issued on any judgment recovered on this Promissory Note, and Maker agrees that any real or personal property that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued thereon, may be sold upon any such writ, in whole or in part, in any order desired by Holder.

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         10. WAIVER OF NOTICES. Maker hereby waives diligence, presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Promissory Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Promissory Note, and agrees that Maker's liability hereunder shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Holder. Maker consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Holder with respect to the payment or other provisions of this Promissory Note, with or without substitution.

         11. NO WAIVER. Holder shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Holder, and then only to the extent specifically set forth in the writing. A waiver in one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to any subsequent Default, or, in the event of continuance, of any existing Default.

         12. APPLICABLE LAW. This Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the choice of law rules of that State.

         13. AMENDMENT. This Note shall in no event be amended or modified, except by an instrument in writing executed by the party to be bound thereby.

         14. NUMBER AND GENDER. Whenever used, the singular number shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders, and the words "Holder" and "Maker" shall be deemed to include the respective successors and assigns of Holder and Maker.

         15. CAPTIONS. The captions set forth in this Note are for convenience only and do not comprise a part of this Note.





                         [Signature on following page.]


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         IN WITNESS WHEREOF, this Note has been executed as of the date first hereinabove written.


                                              "MAKER"

                                              CASE FINANCIAL, INC., a Delaware
                                              corporation


                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Its:       President


                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Its:       Secretary



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